SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

BOLDFACE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Pico Blvd., Suite A
Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(310) 450-4501
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On May 9, 2013, BOLDFACE Group, Inc. (the “Company”) changed the name of its primary cosmetics/beauty brand, which was launched in October 9, 2012, from “Khroma Beauty by Kourtney, Kim and Khloé” to “Kardashian Beauty”.  The Company believes that the name change is in the best interests of the Company and its stockholders and was done after numerous attempts to resolve a previously publicized trademark issue over the use of the word “Khroma” in the name of the brand.

The Company will continue to create innovative and high quality beauty products under the new “Kardashian Beauty” name.  The “Kardashian Beauty” brand will continue to include a range of high performance color cosmetics and will continue to be available at the following retailers: Ulta, CVS, Duane Reade, Ricky's, Walgreens, Meijer, Fred Meyer, Harmon, HEB, beauty.com and other beauty retailers.  As previously reported by the Company, the trademark issue did not require the Company to recall or otherwise pull any shipped products from shelves in any store.  The Company will make future product shipments under the “Kardashian Beauty” brand name and continue its advertising and marketing of the new name.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any other Item of this report on Form 8-K or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	BOLDFACE GROUP, INC.

	By:	/s/ Ashumi Kothary
	Name:	Ashumi Kothary
	Title:	Chief Financial Officer